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                                                                     EXHIBIT 5.1



                               September 5, 1997



Primus Telecommunications Group, Incorporated
2070 Chain Bridge Road
Suite 425
Vienna, VA  22182

           Re:  Registrations Statement on Form S-8
                -----------------------------------

Ladies and Gentlemen:

           We have acted as special counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to shares of common stock, par value $.01 per share, of the Company (the "Common Stock") which may be issued pursuant to the Stock Option Plan, the Director Stock Option Plan, the Employee Stock Purchase Plan and the 401(k) Plan (collectively, the "Plans"), all as more fully described in the Registration Statement.

           In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.

           In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

           On the basis of the foregoing, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the Plans, will be legally issued, fully paid and non-assessable.
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           We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement on Form S-8 and to the references to our firm therein. Such consent does not constitute a consent under Section 7 of the Securities Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,



                                      PEPPER, HAMILTON & SCHEETZ LLP




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